WINGSTOP INC.
2015 OMNIBUS INCENTIVE COMPENSATION PLAN
PERFORMANCE–BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
This Performance-Based Restricted Stock Unit Award Agreement (this “Award Agreement”) evidences the grant by Wingstop Inc. (the “Company”), in accordance with the Wingstop Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”), of a target number of performance-based restricted stock units (“PSUs”) equal to [ ] PSUs (the “Target PSUs”), with a maximum of [ ] PSUs (the “Maximum PSUs”), subject to the restrictions set forth in this Award Agreement and the Plan (the “Award”), to [______________] (the “Grantee”), effective as of [____________], 2020 (the “Grant Date”).

WINGSTOP INC.

By:
Name:
Title:

TERMS AND CONDITIONS
§1Plan. The Award is subject to all of the terms and conditions set forth in the Plan and this Award Agreement, and all capitalized terms not otherwise defined in this Award Agreement have the respective meaning of such terms as defined in the Plan. If a determination is made that any term or condition set forth in this Award Agreement is inconsistent with the Plan, the Plan will control. The Grantee acknowledges that a copy of the Plan has been made available for his or her review by the Company and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof.
§2Grant of PSUs. Each PSU represents the right to receive one share of $0.01 par value Common Stock of the Company (a “Share”), subject to the terms and conditions set forth in this Award Agreement and the Plan. The number of PSUs actually payable under this Award Agreement depends on the extent to which the Company attains the performance conditions, described in Exhibit A of this Award Agreement, and whether the Grantee satisfies the service vesting condition, described in Section 4 of this Award Agreement. The PSUs shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
§3Consideration. The grant of PSUs is made in consideration of the services to be rendered by the Grantee to the Company.
§4Performance Conditions & Service Vesting Conditions. The number of PSUs that may be earned by the Grantee will be based on the achievement of the performance condition(s) and the satisfaction of the service vesting conditions, each as set forth on Exhibit A, attached hereto, during the three (3) year performance period beginning January 1, 2020 and ending December 31, 2022 (the “Performance Period”).

§5Dividend Equivalents. If, prior to the date PSUs are settled pursuant to Section 6, the Company declares a cash or stock dividend with respect to Shares, then, on the payment date of the dividend, the Grantee’s Account shall be credited with Dividend Equivalents in an amount equal to the dividends that would have been paid to the Grantee if one Share had been issued on the Grant Date for each PSU granted to the Grantee as set forth in this Award Agreement. In connection with the Dividend Equivalents, any cash dividend credited to the Grantee’s Account shall be adjusted with interest at a rate and subject to such terms as determined by the Committee. To the extent a PSU to which such Dividend Equivalent relates becomes a Vested PSU (as defined in Exhibit A), the Dividend Equivalents and interest, if any, credited to the Grantee’s Account shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of the Dividend Equivalents and interest, if any, on the same date that such Vested PSUs are settled pursuant to Section 6, and subject to the same vesting, forfeiture, payment, termination and other terms, conditions and restrictions as the original PSUs to which they relate. Any Dividend Equivalents payable under the Plan and this Award Agreement shall be treated as separate payments from the underlying PSUs for purposes of Section 409A of the Code (“Code Section 409A”).
§6Settlement.
(a)Payment of the Grantee’s Vested PSUs, the number of which are determined pursuant to Exhibit A, shall be settled in Shares as soon as practicable following the applicable Vesting Date (as defined in Exhibit A) on which such PSUs become vested in accordance with Exhibit A (and in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs) by delivering to the Grantee one Share for each Vested PSU. Upon receipt by the Grantee of a Share in settlement of a Vested PSU, such PSU shall be cancelled.
(b)Notwithstanding Section 6(a), if the Grantee is deemed a “specified employee” within the meaning of Code Section 409A, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the Vested PSUs upon his “separation from service” within the meaning of Code Section 409A, then to the extent such Vested PSUs constitute deferred compensation within the meaning of Code Section 409A, such settlement will be delayed until the earlier of: (i) the date that is six (6) months following the Grantee’s separation from service and (ii) the Grantee’s death.
§7Delivery. The Company will deliver a properly issued certificate for any Shares received in settlement of PSUs pursuant to Section 6 as soon as practicable after settlement (or otherwise register such Shares in the name of the Grantee), and such delivery (or registration in the name of the Grantee) shall discharge the Company of all of its duties and responsibilities with respect to the PSUs under this Award Agreement.
§8Nontransferable. Subject to any exceptions set forth in this Award Agreement or the Plan, until such time as the PSUs are settled in accordance with Section 6, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PSUs or the rights relating thereto shall be wholly ineffective.
§9No Right to Continue Service. Neither the Plan, this Award Agreement, the Award, nor any related material shall give the Grantee the right to continue in employment by Company or shall adversely affect the right of the Company to terminate the Grantee’s employment with or without Cause at any time.

§10Stockholder Status. The Grantee shall have no rights as a stockholder with respect to the PSUs until the Grantee receives a distribution of Shares in settlement of Vested PSUs in accordance with Section 6, and such Shares have been duly issued and delivered to (or registered in the name of) the Grantee.
§11Securities Registration. As a condition to the delivery of the certificate for any Shares purchased pursuant to the settlement of the PSUs pursuant to Section 6 (or the registration of such Shares in the name of the Grantee), the Grantee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.
§12Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.
§13Other Agreements. As a condition to the delivery of the Shares received in settlement of PSUs pursuant to Section 6, the Grantee shall enter into such additional confidentiality, covenant not to compete, non-disparagement and non-solicitation, employee retention, and other agreements as the Company deems appropriate, all in a form acceptable to the Board. The Grantee acknowledges that his receipt of the Award and participation in the Plan is voluntary on his part and has not been induced by a promise of employment or continued employment.
§14Withholding. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the PSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
(a)tendering a cash payment;
(b)authorizing the Company to withhold shares of Common Stock from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the PSUs;
(c)delivering to the Company previously owned and unencumbered shares of Common Stock; or
(d)any combination of (a), (b), or (c).
In the event that any PSUs vest during a closed trading window under the Company’s Insider Trading Compliance Policy, the Company shall satisfy any federal, state, or local tax withholding obligation in connection therewith by the method specified in Section 14(b).
Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any Shares, and (b) does not commit to structure the PSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.
§15No Challenge. Notwithstanding any provision of this Award Agreement to the contrary, the Grantee covenants and agrees that he or she will not (a) file any claim, lawsuit, demand for arbitration, or other proceeding challenging the validity or enforceability of any provision of this Award Agreement, or (b) raise, as a defense, the validity or enforceability of any provision of this Award Agreement, in any claim, lawsuit, arbitration or other proceeding. Should the Grantee violate any aspect of this Section 15, the Grantee agrees (i) that, in the case of a breach of clause (a) of the preceding sentence, such claim, lawsuit, demand for arbitration, or other proceeding shall be summarily withdrawn and/or dismissed; (ii) that the Grantee will pay all costs and damages incurred by the Company in responding to or as a result of such claim, lawsuit, demand for arbitration, or other proceeding (including reasonable attorneys’ fees and expenses), or such defense, as the case may be; (iii) that the Grantee will immediately forfeit all unvested PSUs; and (iv) that the Grantee will immediately sell to the Company all Shares received upon settlement of vested PSUs at a price equal to the aggregate purchase price, if any, paid by the Grantee for such Shares, or the current fair market value of such Shares (as determined in the sole discretion of the Company), whichever is less.
§16Governing Law. The Plan and this Award Agreement shall be governed by the laws of the State of Delaware.
§17Binding Effect. This Award Agreement shall be binding upon the Company and the Grantee and their respective heirs, executors, administrators and successors.
§18Clawback Policy. This Award Agreement and the PSUs granted thereunder shall be subject to the terms and conditions of the Company’s compensation recovery (or “clawback”) policy, as in effect from time to time, and such policy is hereby incorporated into this Award Agreement by reference.
§19Code Section 409A. This Award Agreement and this award of PSUs is intended to comply with or be exempt from the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time and shall be interpreted by the Committee to effect such intent. This Section 19 does not create any obligation on the part of the Company to modify the terms of this Award Agreement or the Plan and does not guarantee that the PSUs or the delivery of Shares upon settlement of the PSUs will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. The Company will have no liability to the Grantee or any other party if the PSUs, the delivery of Shares upon settlement of the PSUs or any other payment hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto. Notwithstanding any other provision of this Award Agreement, no settlement of Vested PSUs shall be made as a result of the Grantee’s Termination unless such Termination constitutes a “separation from service” within the meaning of Code Section 409A and that the payments otherwise to be made upon a Termination and the benefits otherwise to be provided upon a Termination shall only be made or provided at the time of the related “separation from service”.
§20Headings and Sections. The headings contained in this Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Award Agreement. Any references to sections (§) in this Award Agreement shall be to sections (§) of this Award Agreement, unless otherwise expressly stated as part of such reference.
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Accepted and agreed to:

Grantee

Date